Exhibit 10.29

REXAM

BEVERAGE CAN

Americas

September 3, 2003

Mr. John J. Culhane

General Counsel & Corporate Secretary

Coca-Cola Bottlers’ Sales & Service Company LLP

2500 Windy Hill Parkway

Atlanta, GA 30339

Dear Mr. Culhane,

This letter confirms our discussions and amends our Can Supply Agreement, dated January 1, 1999, as amended June 25, 2002 (the “Agreement”), as follows:

1.	Notwithstanding Exhibit A of the Agreement, Rexam shall provide CCE with 100% of its requirements for up to 5 color labels and with its current requirements for 6 color labels, which constitutes 15% of CCE’s total requirements. Requests for supply beyond the current requirements may require further discussions.

2.	CCE hereby waives the reduction of $*** in the price paid by CCE for cans that it would be entitled to receive commencing on January 1, 2004, as provided in Section IV (a) of Exhibit C of the Agreement.

3.	The price CCE pays for cans shall be reduced effective April 1, 2003, by $*** per thousand ($***/bodies, $***/ends), to reflect the reduction in ingot conversion charges received from Alcan, as a result of the April 1, 2003 decrease in PPI.

If you are in agreement with the above, please sign where indicated below and return a copy of this letter to me.

Sincerely,

/S/ PATRICK J. SULLIVAN
Vice President, Sales
Rexam Beverage Can Company

Accepted an agreed to on behalf of COCA-COLA ENTERPRICES INC.

/S/ JOHN J. CULHANE
John J. Culhane
General Counsel & Corporate Secretary
Coca-Cola Bottlers Sales and Services Company, LLC as Agent for Coca-Cola Enterprises Inc.

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.	REXAM BEVERAGE CAN COMPANY 8770 WEST BRYN MAWR AVENUE SUITE 175 CHICAGO, ILLINOIS 60631-3655 USA TEL: +1 773 399 3000